As filed with the Securities and Exchange Commission on April 5, 2012.

Registration No. 333-180288

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HSBC Holdings plc

(Exact name of Registrant as specified in its charter)

England	98-0209906
(Jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

8 Canada Square

London E14 5HQ

England

Tel. No.: (011-44-20) 7991-8888

(Address and telephone number of Registrant’s principal executive offices)

Stuart Alderoty

HSBC North America Holdings Inc.

452 Fifth Avenue

New York, NY 10018

Tel. No.: (212) 525 5000

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

David I. Gottlieb, Esq.

Cleary Gottlieb Steen & Hamilton LLP

55 Basinghall Street

London EC2V 5EH

England

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is filed as a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered/ Proposed Maximum Aggregate Offering Price (1) (2)	Amount of Registration Fee
Debt securities Preference Shares, $0.01 par value (3)	Indeterminate	$0 (1)(2)

(1)	An indeterminate aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be sold at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	This Registration Statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of HSBC Holdings plc.
(3)	The Preference Shares will be represented by American Depositary Shares. American Depositary Receipts evidencing American Depositary Shares issuable on deposit of Preference Shares have been registered pursuant to Registration Statement No. 333-128246.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the registration statement of HSBC Holdings plc is being filed solely for the purpose of submitting Exhibit 4.1(d).

PART II.

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 9.   Exhibits

Number	Description

1	Form of Underwriting Agreement.*

4.1	(a) Form of Indenture relating to the dated debt securities.*

(b) Form of Indenture relating to the undated debt securities.**

(c) Indenture relating to the senior debt securities. ***

(d) Form of senior debt securities.

4.4	Form of share warrant representing dollar preference shares in bearer form.**

4.5	Form of share certificate representing dollar preference shares in registered form.**

4.6	Form of preference share ADRs deposit agreement.**

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, US counsel to the Registrant.*

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, English solicitors to the Registrant.*

23.1	Consent of KPMG Audit plc.*

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).*

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.2 above).*

23.4	Consent of Wing Lui*

23.5	Consent of Jennifer Jakubowski*

23.6	Consent of C G Singer*

24	Powers of attorney (included on the signature pages).*

25.1	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for dated subordinated debt securities).*

25.2	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for undated subordinated debt securities).*

25.3	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for senior debt securities).*

*	Previously filed.
**	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-92024) dated November 25, 2002.
***	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Post Effective Amendment No. 1 to Registration Statement on Form F-3 (File No. 333-158065) dated April 16, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, HSBC Holdings plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement on Form F-3 to be signed on its behalf by the undersigned thereunto duly authorized, in London, England, on April 5, 2012.

HSBC HOLDINGS PLC

By:	/s/ I J Mackay
Name:	I J Mackay
Title:	Group Finance Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to HSBC Holdings plc’s Registration Statement on Form F-3 has been signed by the following persons in the capacities indicated on April 5, 2012.

By:	*
Name:	D J Flint, CBE
Title:	Group Chairman

By:	*
Name:	S T Gulliver
Title:	Group Chief Executive

By:	/s/ I J Mackay
Name:	I J Mackay
Title:	Group Finance Director

By:	*
Name:	S A Catz
Title:	Director

By:	*
Name:	L M L Cha, GBS
Title:	Director

By:	*
Name:	M K T Cheung, GBS, OBE
Title:	Director

By:	*
Name:	J D Coombe
Title:	Director

By:	*
Name:	J Faber
Title:	Director

By:	*
Name:	R A Fairhead, CBE
Title:	Director

By:	*
Name:	A A Flockhart
Title:	Director

By:	*
Name:	J W J Hughes-Hallett, SBS
Title:	Director

By:	*
Name:	W S H Laidlaw
Title:	Director

By:	*
Name:	J P Lipsky
Title:	Director

By:	*
Name:	J R Lomax
Title:	Director

By:	*
Name:	G Morgan, CM
Title:	Director

By:	*
Name:	N R N Murthy, CBE
Title:	Director

By:	*
Name:	Sir Simon Robertson
Title:	Senior Independent Non-executive Director

By:	*
Name:	J L Thornton
Title:	Director

By:	*
Name:	Sir Brian Williamson, CBE
Title:	Director

By:	*
Name:	S Alderoty
Title:	Authorized Representative in the United States

*	By his signature below, the undersigned, pursuant to a duly authorized power of attorney filed with the Securities and Exchange Commission, has signed this Post-Effective Amendment No. 1 to HSBC Holdings plc’s Registration Statement on Form F-3 on behalf of the person indicated.

By:	/s/ I J Mackay
Name:	I J Mackay
Title:	Group Finance Director

EXHIBIT INDEX

Number	Description

1	Form of Underwriting Agreement.*

4.1	(a) Form of Indenture relating to the dated debt securities.*

(b) Form of Indenture relating to the undated debt securities.**

(c) Indenture relating to the senior debt securities. ***

(d) Form of senior debt securities.

4.4	Form of share warrant representing dollar preference shares in bearer form.**

4.5	Form of share certificate representing dollar preference shares in registered form.**

4.6	Form of preference share ADRs deposit agreement.**

5.1	Opinion of Cleary Gottlieb Steen & Hamilton LLP, US counsel to the Registrant.*

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, English solicitors to the Registrant.*

23.1	Consent of KPMG Audit plc.*

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.1 above).*

23.3	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in 5.2 above).*

23.4	Consent of Wing Lui*

23.5	Consent of Jennifer Jakubowski*

23.6	Consent of C G Singer*

24	Powers of attorney (included on the signature pages).*

25.1	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for dated subordinated debt securities).*

25.2	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for undated subordinated debt securities).*

25.3	Statement of Eligibility and Qualification of The Bank of New York Mellon as Trustee on Form T-1 (for senior debt securities).*

*	Previously filed.
**	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Registration Statement on Form F-3 (File No. 333-92024) dated November 25, 2002.
***	As previously filed with the Securities and Exchange Commission as an exhibit to HSBC Holdings plc’s Post Effective Amendment No. 1 to Registration Statement on Form F-3 (File No. 333-158065) dated April 16, 2010.